May 27, 2015

State Street Bank and Trust Company

Channel Center, Mailstop CCB0502

1 Iron Street

Boston, MA 02210

Attention: Thomas P. Barry, Vice President

Re:	HIGHLAND FUNDS I (the “Trust”)

Ladies and Gentlemen:

Please be advised that the undersigned Trust has established four (4) new series of shares to be known as HIGHLAND S&P AAA CLO ETF, HIGHLAND HFR EQUITY HEDGE ETF, HIGHLAND HFR EVENT DRIVEN ETF, HIGHLAND HFR GLOBAL ETF (the “Portfolios”).

In accordance with Section 12, the Additional Portfolios provision, of the Transfer Agency and Service Agreement dated as of October 1, 2012, as amended, modified, or supplemented from time to time (the “Agreement”), by and among Highland Funds I (f/k/a Pyxis Funds I), and State Street Bank and Trust Company (“State Street”), the undersigned Trust hereby requests that State Street act as Transfer Agent for the new Portfolios under the terms of the Agreement. In connection with such request, the undersigned Trust hereby confirms, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement.

Schedule A to the Agreement shall be deleted and replaced in its entirety with Schedule A attached hereto, effective as of the date set forth below.

Please indicate your acceptance of the foregoing by executing two (2) copies of this letter agreement, returning one to the Trust and retaining one for your records.

Sincerely,

HIGHLAND FUNDS I on behalf of:
HIGHLAND S&P AAA CLO ETF
HIGHLAND HFR EQUITY HEDGE ETF
HIGHLAND HFR EVENT DRIVEN ETF
HIGHLAND HFR GLOBAL ETF

By:

Name:	Ethan Powell

Title:	Executive VP , Duly Authorized

Information Classification: Limited Access

STATE STREET BANK AND TRUST COMPANY

By:

Name:	Gunjan Kedia
Title:	Executive Vice President, Duly Authorized
Effective Date: May 28, 2015

Information Classification: Limited Access

SCHEDULE A

LIST OF PORTFOLIOS

Highland Funds I

Highland AAA CLO ETF

Highland HFR Equity Hedge ETF

Highland HFR Event Driven ETF

Highland HFR Global ETF

Highland iBoxx Senior Loan ETF

Information Classification: Limited Access